UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2022
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of Shareholders of Glatfelter Corporation (the “Company”) held on May 5, 2022 (the “2022 Annual Meeting”), shareholders approved the Glatfelter Corporation 2022 Long-Term Incentive Plan (the “2022 Plan”). The 2022 Plan is a long-term incentive plan, pursuant to which awards may be granted to full-time or part-time employees, officers, non-employee directors, and consultants of the Company or any subsidiary or affiliate of the Company, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards, dividend equivalents, and other stock-based awards. The 2022 Plan was adopted principally to serve as a successor plan to the Glatfelter Corporation Amended and Restated Long-Term Incentive Plan (the “Prior Plan”) and to increase the number of shares of Company common stock reserved for equity-based awards by 1,400,000 shares (in addition to the share reserve amount that remained available under the Prior Plan immediately prior to the adoption of the 2022 Plan and any shares of Company common stock subject to outstanding equity-based awards under the Prior Plan that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full). No awards may be granted under the 2022 Plan after May 5, 2032. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2022 Plan subsequent to the 2022 Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Board of Directors of the Company (the “Board”).

The foregoing description of the terms and conditions of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, which is included in the 2022 Proxy Statement (as defined below) as Appendix A and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting, the Company’s shareholders voted upon the following five proposals, each of which is described in more detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on March 31, 2022 (the “2022 Proxy Statement”). The final voting results for each proposal are as follows:

Proposal 1. The election of eight members of the Board to serve until the Company’s 2023 Annual Meeting of Shareholders and until their successors are elected and qualified.

Each of the eight nominees for director was elected and the voting results are set forth below:

Director Nominee	For	Withheld	Broker Non-Votes
Bruce Brown	38,145,450	1,340,701	2,132,604
Kathleen A. Dahlberg	37,887,694	1,598,457	2,132,604
Kevin M. Fogarty	37,906,555	1,579,596	2,132,604
Marie T. Gallagher	38,249,411	1,236,740	2,132,604
Darrel Hackett	38,797,268	688,883	2,132,604
J. Robert Hall	38,187,420	1,298,731	2,132,604
Dante C. Parrini	38,376,402	1,109,749	2,132,604
Lee C. Stewart	38,079,780	1,406,371	2,132,604

Proposal 2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
40,414,937	1,191,618	12,200	N/A

Proposal 3. Advisory approval of the Company’s 2021 named executive officer compensation (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
37,939,213	1,387,247	159,691	2,132,604

Proposal 4. Advisory vote on the frequency of holding advisory votes on named executive officer compensation (“Say-on-Frequency”).

The voting results are as follows:

1 Year	2 Years	3 Years	Abstain
36,235,110	21,878	3,055,051	174,112

Proposal 5. Approval of the Glatfelter Corporation 2022 Long-Term Incentive Plan.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
37,480,739	1,956,338	49,074	2,132,604

As report above, the Company’s shareholders expressed a preference of “1 Year” for the frequency with which advisory votes on named executive officer compensation should be held. The Board considered the outcome of this advisory vote and, in accordance with its recommendation set forth in the 2022 Proxy Statement and consistent with the stated preference of the majority of the Company’s shareholders, the Board has determined that future advisory shareholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on frequency is held. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2028 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

May 6, 2022	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Deputy General Counsel and Corporate Secretary